UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 31, 2009

Lifevantage Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Colorado	000-30489	90-0224471
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11545 W. Bernardo Court, Suite 301, San Diego, California		92127
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-312-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2009, the Board of Directors of Lifevantage Corporation (the "Company") approved option grants to the Company’s Chief Financial Officer and Chief Operating Officer. Carrie Carlander, the Company’s Chief Financial Officer, received an incentive stock option grant to purchase 500,000 shares of common stock of the Company. Kirby Zenger, the Company’s Chief Operating Officer, received an incentive stock option grant to purchase 100,000 shares of common stock of the Company (the "Options"). The Options have an exercise price of $0.54, which was the closing price of the Company’s common stock as quoted on the OTC Bulletin Board on the date of grant. The Options will vest in full on the date that is twelve months following the date of grant and are subject to the terms of the Company's 2007 Long Term Incentive Plan.

Item 8.01 Other Events.

Warrant Re-pricing Offer

The Company is offering to re-price outstanding warrants to purchase shares of the Company’s common stock at a price per share of $0.50 or greater (the "Eligible Warrants"). The Company is offering to decrease the exercise price of Eligible Warrants to $0.35 per share, provided that Eligible Warrants are exercised for cash prior to September 4, 2009. The Company intends to offer to re-price Eligible Warrants until the earlier of September 4, 2009 or the date on which Eligible Warrants to purchase 3,500,000 shares of the Company’s common stock have been exercised, subject to extension or increase in the discretion of the Company’s Chief Executive Officer (the "Re-pricing Offer").

Holders of Eligible Warrants may exercise all or a portion of Eligible Warrants. Eligible Warrants held by holders who elect to participate in the Re-pricing Offer that are not exercised (or portions thereof) will revert to their original terms and conditions after September 4, 2009 or at the end of any extension period of the Re-pricing Offer.

Holders of Eligible Warrants interested in participating in the Re-pricing Offer should contact Ioana Hone, Investor Relations, at (858) 312-8000 or investor@lifevantage.com.

Appointment of Secretary and Treasurer

On July 31, 2009, the Board of Directors of the Company appointed Carrie Carlander, the Company’s Chief Financial Officer, as Secretary and Treasurer. Brad Amman, the Company’s VP of Finance, resigned from the positions of Secretary and Treasurer effective as of July 31, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifevantage Corporation

August 4, 2009	By:	/s/ Carrie E. Carlander

Name: Carrie E. Carlander
Title: Chief Financial Officer